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Exhibit 8.1                      GROUP COMPANIES

AEGON's most important group companies (100% unless indicated differently).

The Americas
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AEGON USA, Inc., Cedar Rapids, (Iowa USA)
AUSA Life Insurance Company, Inc., Purchase (New York USA)
Bankers United Life Assurance Company, Cedar Rapids (Iowa USA)
Commonwealth General Corporation, Wilmington (Delaware USA)
First AUSA Life Insurance Company, Baltimore (Maryland USA)
Life Investors Insurance Company of America, Cedar Rapids (Iowa USA)
Monumental Life Insurance Company, Baltimore (Maryland USA)
PFL Life Insurance Company, Cedar Rapids (Iowa USA)
Peoples Benefit Life Insurance Company, Cedar Rapids (Iowa USA)
Veterans Life Insurance Company, Springfield (Illinois USA)
Western Reserve Life Assurance Co. of Ohio, Columbus (Ohio USA)
Transamerica Corporation, Wilmington (Delaware USA)
Transamerica Insurance Corp. of California, Los Angeles (California USA) Transamerica Life Insurance and Annuity Company, Charlotte (North Carolina USA) Transamerica Life Insurance Company of Canada, Scarborough (Ontario Canada) Transamerica Occidental Life Insurance Company, Los Angeles (California USA) Seguros Banamex AEGON S.A., Mexico (Mexico) (48%)
Afore Banamex AEGON S.A., Mexico (Mexico) (48%)

The Netherlands
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AEGON Bank N.V., Utrecht
AEGON Financiele Diensten B.V., The Hague
AEGON International N.V., The Hague
AEGON Levensverzekering N.V., The Hague
AEGON Nederland N.V., The Hague
AEGON Schadeverzekering N.V., The Hague
AEGON Spaarkas N.V., The Hague
AEGON Vastgoed Holding B.V., The Hague
AMVEST Vastgoed B.V., Utrecht (50%)
AXENT/AEGON Leven N.V., Utrecht
AXENT/AEGON Schade N.V., Utrecht
Nederlandse Verzekeringsgroep Leven N.V., Groningen
Nederlandse Verzekeringsgroep Schade N.V., Groningen
Van Nierop Assuradeuren N.V., Amsterdam
Spaarbeleg Kas N.V., Utrecht

United Kingdom
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AEGON UK plc, London
Guardian Assurance plc, Lytham St Annes
Guardian Linked Life Assurance Limited, Lytham St Annes
Guardian Pensions Management Limited, Lytham St Annes
Scottish Equitable plc, Edinburgh
AEGON Asset Management UK plc, London
Scottish Equitable International Holdings plc, London

Other Countries
AB-AEGON Altalanos Biztosito Rt., Budapest (Hungary)
AEGON Union Aseguradora S.A. de Seguros y Reaseguros, Madrid (Spain) (99.95%) AEGON Lebensversicherungs-AG, Dusseldorf (Germany)